                                                                     Exhibit 2.4

                            PLEDGE AND SECURITY AGREEMENT



     THIS PLEDGE AND SECURITY AGREEMENT ("Agreement") dated as of December ___, 1998 is between C. FREDERICK WEHBA II, CHAD W. WEHBA, CHRISTIAN F. WEHBA, GFW TRUST, CYLE F. WEHBA 1998 TRUST, AND TPF TRUST III (each, a "Grantor", and collectively, "Grantors"), and TELEVIDEO, INC., a Delaware corporation ("Secured Party").

                                     WITNESSETH:

     A. TVCA Holding, LLC, a Delaware limited liability company ("Debtor") is the maker of that certain Promissory Note dated December __, 1998 in the original principal amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) made payable to Secured Party ("Note"). A true and correct copy of the Note is attached hereto as Exhibit "A".

     B. Grantors are all of the members of Debtor and are the owners of all of the membership interests in Debtor ("Membership Interests").

     C. Debtor is the sole member of TVCA, LLC, a Delaware limited liability company ("Subsidiary"), and the holder of all membership interests in the Subsidiary.

     D. Grantors desire to pledge and assign their respective Membership Interests to Secured Party and grant to Secured Party a first priority lien and security interest in and to said Membership Interests to secure the payment of the Note.

     E. To evidence the pledge, assignment and grant of a security interest in the Membership Interests to Secured Party, Grantors have agreed to execute this Agreement and the financing statements in connection herewith.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors and Secured Party agree as follows:

     1. COLLATERAL AND SECURITY INTEREST. Each Grantor hereby pledges and assigns such Grantor's respective Membership Interest to Secured Party, together with all income, profits, distributions, capital surplus, return of capital, management rights, if any, or other tangible or intangible property related to or derived from such Membership Interest, and grants to Secured Party a first priority lien and security interest therein and such other rights and remedies as may be granted to a secured party under the laws of the State of California ("Security Interest") in and to all of such Grantor's right, title and interest in such Grantor's Membership Interest and all proceeds thereof ("Collateral").

     2. SECURITY INTEREST. The Security Interest is a pledge and security interest in and to the Collateral pursuant to the provisions of Article 9 of the California Commercial Code. The Collateral secures the payment of the Note in accordance with its terms. Grantors shall execute any and all documents, instruments and financing statements as deemed necessary by Secured

Party, acting reasonably, to effectuate this Agreement. Any certificates representing the Membership Interests shall be delivered to and held by Secured Party pursuant to this Agreement and shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Secured Party.

     3. IRREVOCABLE INSTRUCTIONS TO LENDER AND ESCROW AGENT. Grantors, who hold all of the membership interests in Subsidiary, will cause Subsidiary to irrevocably instruct Finova Realty Capital, Inc., a Delaware corporation ("FRC") to apply all payments of basic rent received from Secured Party under that certain lease dated as of December ___, 1998 between Subsidiary, as landlord, and Secured Party, as Tenant, in the following manner: (a) first, to FRC's mortgage loan on the leased premises, and (b) then to an escrow account ("Escrow Account") at Wilmington Trust Company, a Delaware banking corporation ("Escrow Agent"), in Subsidiary's name. A true and correct copy of such irrevocable instructions to FRC is attached and incorporated hereto as Exhibit "B." Grantors will further cause Subsidiary to irrevocably instruct Escrow Agent to apply all Escrow Account proceeds to monthly payments due Secured Party under the Note. Any excess remaining in the account after all monthly Note payments have been made in full may be released as directed by Subsidiary. A true and correct copy of such irrevocable instructions to Escrow Agent is attached and incorporated hereto as Exhibit "C."

     4.   REPRESENTATIONS AND WARRANTIES. Grantors represent and warrant that
(a) the Membership Interests represent all of the Grantors' respective right, title and interest in the Debtor; (b) this Agreement constitutes the valid and binding obligation of Grantors, enforceable in accordance with its terms; (c) Grantors will receive a material direct financial benefit as a result of Secured Party's acceptance of the Note for the obligation evidenced therein and Grantors have received good and sufficient consideration for the granting of the Security Interest; (d) the execution, delivery and performance of this Agreement by Grantors and does not constitute a breach of any agreement of Grantors as members of the Debtor; (e) the Collateral and Grantors' principal place of business are located at 1900 Avenue of the Stars, Suite 2840, Los Angeles, California 90067; (f) Grantors are the lawful owners of the Membership Interests free and clear of any pledge, assignment, lien or security interest (other than those in favor of Secured Party), and Grantors shall defend the same against the claims and demands of all persons; and (g) Grantors have not signed any financing statement, pledge or security agreement which is currently in effect and covers any of the Collateral. Grantors covenant that Grantors will not do any of the following without the prior written consent of Secured Party; (w) pledge, assign, grant or otherwise transfer the Membership Interests in any manner whatsoever, by operation of law or otherwise; (x) cause or permit the Debtor to issue additional membership interests in Debtor; (y) cause or permit the Subsidiary to amend the Subsidiary's Operating Agreement in a manner that will impair the Debtor's rights as a Class B member of the Subsidiary; or (z) cause or permit the Subsidiary to issue additional Class B membership interests in the Subsidiary.

     5.   DEFAULT AND REMEDIES UPON DEFAULT.

          (a) Any one or more of the following shall be deemed an "Event of Default" under this Agreement: (i) a default occurs under the Note; (ii) Grantors default under this Agreement; (iii) the Debtor distributes any of its assets by reason of sale, reorganization, liquidation or dissolution without the written consent of Secured Party; (iv) the Debtor sells a substantial portion or a bulk sale of its assets without the written consent of Secured Party; (v) an execution is issued upon the Collateral or any of the assets of the Debtor, (vi) a receiver is appointed to take charge of any of the Grantors' or the Debtor's property; (vii) Debtor ceases to exist or becomes a party to any merger or consolidation without the written consent of Secured Party; or (viii) any of the representations or warranties made herein are, in any manner, false or misleading in any material respect as and when made.


     (b) Upon the occurrence of an Event of Default, Secured Party shall be entitled to exercise all of the rights and remedies available to a secured party under the California Commercial Code and all of the rights and remedies available to it under the Note, including, without limitation, the right (i) without notice, demand or legal process to vote the Membership Interests and receive any distributions of cash or other property made by the Debtor and otherwise take any action permitted to be taken as a result of owning the Membership Interest, (ii) to enter upon the premises of Debtor and take possession of the Collateral and the books and records of Debtor relating to the Collateral and the Debtor, (iii) to require Debtor to make the Collateral available to Secured Party and/or (iv) to sell, transfer, endorse, assign and/or deliver the whole or, from time to time, any part of the Collateral at public or private sale, for cash, upon credit or for other property, for immediate or future delivery, for such prices and on such terms as Secured Party in its sole discretion shall deem appropriate.

          (c) Secured Party shall give Grantors written notice, within the meaning of Article 9 of the California Commercial Code, of Secured Party's intention to sell the Collateral at a public or private sale. Secured Party shall not be obligated to sell the Collateral even if notice of the sale of the Collateral has been given. At any sale made pursuant to this Section 4, Secured Party may bid for or purchase, free from any right of redemption after any such sale, stay and appraisal on the part of Grantors (to the extent permitted by law), all said rights being hereby waived and released to the extent permitted by law, all or any portion of the Collateral offered for sale and may make payment on account thereof by using the obligations under the Note, or any portion thereof, then due and payable as a credit against the purchase price, and Secured Party may, upon compliance with the terms of the sale, hold, retain and dispose of the Collateral without further accountability to Grantors therefor.

          (d) Upon the occurrence of an Event of Default, or in the event that a petition is filed by or against Grantors or the Debtor under any provision of Title II of the United States Code (the "Bankruptcy Code"), or in the event there is any entry of an order for relief respecting either Grantors or the Debtor, or in the event of the appointment of a receiver, trustee or custodian for either Grantors or the Debtor, or in the event either Grantors or the Debtor becomes a debtor in possession, which actions in and of themselves do not constitute a default pursuant to the provisions of the Bankruptcy Code, Grantor's successors in interest, or any other party succeeding to Grantor's interest, shall not under any circumstances sell or in any way dispose of the Collateral without the prior written consent of Secured Party which may demand
(i) the immediate return of the Collateral in the possession of Grantors or their successors in interest or (ii) an immediate cash payment of all of the unpaid obligations under the Note. The option to accept the return of the Collateral and proceeds shall in no way relieve Debtor or its successors in interest of any deficiency respecting the obligations under the Note. Grantors agree to pay to Secured Party and be liable for all reasonable costs, expenses, charges and attorneys' fees (if and to the extent permitted by law) incurred by Secured Party to enforce this Agreement.

     6. CUMULATIVE REMEDIES; POWER OF ATTORNEY. All of Secured Party's rights and remedies with respect to the Collateral, whether established pursuant to this Agreement, the Note or at law or in equity, shall be cumulative and may be exercised singularly or concurrently. Grantors hereby authorize Secured Party to make, constitute and appoint any officer or agent of Secured Party as Grantor's true and lawful attorney-in-fact, with power, upon the occurrence of an Event of Default, to (a) endorse Grantor's name on all documents, papers and instruments necessary or desirable for Secured Party to vote the Membership Interests or use the Collateral, (b) take any other actions with respect to the Collateral that Secured Party deems appropriate, (c) assign, pledge, convey or otherwise transfer title to or dispose of any of the Collateral, and (d) execute and file appropriate UCC financing statements with respect to the Membership Interests, and renewals of such financing statements. This power of attorney is coupled with an interest and shall be irrevocable unless and until the obligations under the Note have been paid in full.

     7. APPLICABLE LAWS. This Agreement shall be governed by the laws of the State of California. Any provision in this Agreement prohibited, in whole or in part, by any applicable law shall be enforced to the fullest extent permitted by applicable law, without modifying or affecting the remaining provisions of this Agreement; provided, however, that if the conflicting provisions of any applicable law may be waived, they are hereby waived by Grantors to the fullest extent permitted by applicable law. Except as otherwise provided herein, Grantors waives (a) all statutory or other requirements for any notice of any kind, (b) requirements as to the time, place and terms of any sale of the Collateral, (c) requirements with respect to the enforcement of Secured Party's rights and/or remedies hereunder and (d) all rights of redemption respecting the Collateral or otherwise.

     8. TERM OF AGREEMENT. This Agreement shall become effective upon the date hereof and shall continue in full force and effect until all of the obligations under the Note are fully paid, satisfied and performed, in which event Secured Party shall, upon request of Grantors, return the certificates, if any, evidencing the Membership Interests and execute and deliver termination statements to Grantors for filing in each office in which a financing statement has been filed by Secured Party with respect to the Security Interest or as may be necessary or required to release the Security Interest, all at the cost and expense of Grantors.

     9. NOTICES. Any notices pursuant to this Agreement shall be given in writing and delivered personally or sent by United States certified mail, return receipt requested, with postage prepaid, and such notices shall be effective on the date personally delivered or, if mailed, two (2) postal delivery days after deposit in the United States mail addressed to Grantors at 1900 Avenue of the Stars, Suite 2840, Los Angeles, California 90067, and to Secured Party at Televideo, Inc., 2345 Harris Way, San Jose, CA 95131. Each party hereto may change such party's notice address by providing written notice to the other in compliance with this Section 8.

     10. MISCELLANEOUS. This Agreement shall be binding upon Grantors, their respective successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns. Any amendments to this Agreement must be in writing and executed by authorized representatives of each party hereto. Unless the context of this Agreement otherwise requires, references to the plural include the singular and the singular the plural.

     IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be executed as of the date set forth above.

                              GRANTORS:

                              /s/ Chad W. Wehba
                              -----------------------------------------------
                                Chad W. Wehba

                              /s/ C. Frederick Wehba II
                              -----------------------------------------------
                                C. Frederick Wehba II

                              /s/ Christian F. Wehba
                              -----------------------------------------------
                                Christian F. Wehba

                              GFW TRUST

                              By: /s/ C. Frederick Wehba II, Trustee
                                 --------------------------------------------
                                    C. Frederick Wehba II, Trustee

                              CYLE F. WEHBA 1998 TRUST

                              By: /s/ C. Frederick Wehba II, Trustee
                                 --------------------------------------------
                                    C. Frederick Wehba II, Trustee

                              TPF TRUST III

                              By:
                                 --------------------------------------------
                                    Robert P. O'Leary, Trustee

                              SECURED PARTY:

                              TELEVIDEO, Inc.,
                              a Delaware corporation

                              By: /s/ K. Philip Hwang, CEO
                                 --------------------------------------------
                                    K. Philip Hwang, CEO

                                  EXHIBIT "A"

                                PROMISSORY NOTE

$2,750,000.00                                                 December __, 1998

1. For value received, the undersigned, TVCA HOLDING LLC, a Delaware limited liability company ("Maker"), promises to pay to the order of TELEVIDEO, INC., a Delaware corporation ("Payee"), or order, at 2345 Harris Way, San Jose, CA 95131, or other address directed by Payee, the principal sum of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) with interest at the rate of seven and one-quarter percent (7.25%) per annum from the date hereof with monthly payments based on an amortization period of twenty
     (20) years. If not earlier paid in full, any unpaid principal and all accrued interest shall be due and payable on December 1, 2013.

2. Principal and accrued interest shall be payable in equal monthly installments of Twenty One Thousand Seven Hundred Thirty Five and 34/100 Dollars ($21,735.34) each on the first day of each month commencing on January 1, 1999. On December 1, 2013, the outstanding principal balance and any and all accrued interest then due and payable shall be paid in full to Payee by Maker.

3. Both principal and interest shall be payable to Payee, or at any other place hereafter designated in writing by the holder(s) and delivered to Maker. All sums shall be deemed paid upon receipt of same by the holder(s) hereof.

4. This Promissory Note is secured by that certain Pledge and Security Agreement ("Pledge Agreement") of even date herewith executed by all of the members of Maker and that certain Escrow Agreement ("Escrow Agreement") of even date herewith executed by Maker, Payee, and Wilmington Trust Company, a Delaware banking corporation.

5. Payments on this Promissory Note shall be applied first to payment of any late charges, second to payment of accrued interest and third to the outstanding principal.

6. Maker shall have the right to prepay all or any portion of the indebtedness evidenced by this Promissory Note at any time without premium or penalty.

7. Subject in all events to the provisions of Section 8 hereof, (i) if Maker fails to pay in full any monthly installment of principal and interest or any other sums required to be paid pursuant to this Promissory Note in the manner set forth in the escrow agreement, within ten (10) days after the due date, or (ii) if Maker defaults in the performance or observance of any covenant or condition contained in the Pledge Agreement and the Escrow Agreement and such default is not cured within thirty (30) days after receipt of written notice of such default, or (iii) if, pursuant to that certain lease ("Lease") dated as of December __, 1998 between TVCA, LLC, a Delaware limited liability company, as landlord, and Payee, as tenant, with respect to certain real property and improvements located in San Jose, CA, particularly described in the Lease ("Premises"), Payee is required to purchase the Premises from TVCA, LLC in accordance with the terms of the Lease, then and in any of such events, the holder of this Promissory Note may, without further notice, immediately declare to be due and payable the entire outstanding indebtedness evidenced by this Promissory Note.

8. Notwithstanding any provisions of this Promissory Note to the contrary, the performance of Maker's obligations pursuant to this Promissory Note are conditioned upon Payee, as tenant under the Lease, timely tendering to TVCA, LLC all rent, charges and monetary obligations under the Lease ("Lease Payments") as and when the same become due and payable in accordance with the terms of the Lease. In the event that Payee is late in tendering any Lease Payment to TVCA, LLC, then the applicable due date for Maker's performance of any of Maker's obligations under this Promissory Note shall automatically be extended for the same period of time that Payee was delinquent in the payment of such Lease Payment. Further, in the event that the Lease is terminated pursuant to Section 10 of the Lease due to a default on the part of Payee as tenant thereunder, then, in such event, this Promissory Note shall be deemed to be immediately satisfied in full and Maker shall have no further obligation to Payee hereunder.

9.   This Promissory Note shall be binding Maker and its successors and assigns.


                                 TVCA HOLDING LLC,
                                 a Delaware limited liability company

                                 By:
                                     -----------------------------------------
                                          C. Frederick Wehba II, Manager

                                     EXHIBIT "B"

                                 LENDER INSTRUCTIONS

                                      TVCA, LLC,

                        a Delaware limited liability company
                        1900 Avenue of the Stars, Suite 2840
                               Los Angeles, CA 90067



C. FREDERICK WEHBA II
     PRESIDENT

                          Via Facsimile and UPS Next Day Air

                                                                December __ 1998

Finova Realty Capital, Inc.
19900 MacArthur Boulevard
Suite 1100
Irvine, CA 92612

                          RE: 2345 HARRIS WAY, SAN JOSE, CA

Ladies and Gentlemen:

     Finova Realty Capital, Inc. is hereby irrevocably instructed to apply all monies received from or on behalf of TeleVideo, Inc., a Delaware corporation ("TeleVideo"), in respect of Basic Rent due under that certain Lease and Agreement of Lease dated as of December __, 1998 between TeleVideo, as Tenant, and TVCA, LLC, a Delaware limited liability company ("TVCA"), as Landlord, in the following and in no other manner:

     (1) First, to the monthly loan amount due from TVCA under the Promissory Note, the Real Estate Tax Escrow Fund, the Tenant Improvement and Leasing Commissions Reserve, and the Replacement Reserve dated December __, 1998 by and between TVCA, as Borrower, and Finova Realty Capital, Inc., as Lender, executed in connection with TVCA's acquisition of the above referenced property.

     (2) Next, to the escrow account established in TVCA's name at Wilmington Trust Company, a Delaware banking corporation, 1100 N. Market Street, Wilmington, DE 19890 (ABA No. 031100092, Account No. TVCA Escrow Account 46912-0).

                                    Sincerely,



                                    C. Frederick Wehba II
                                    President, TVCA, Inc.
                                    Manager

ACCEPTED AND AGREED:

FINOVA REALTY CAPITAL, INC.

By:
    -----------------------------
     Name/Title

                                     EXHIBIT "C"

                                 ESCROW INSTRUCTIONS

     THIS AGREEMENT is made this 21st day of December 1998, by and among, TVCA, LLC a Delaware limited liability company as "Purchaser," TELEVIDEO, INC., a Delaware corporation, as "Seller", and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as "Escrow Agent".

     WHEREAS, Purchaser is acquiring certain real property from Seller located at 2345 Harris Way, San Jose, California (the "Property"); and

     WHEREAS, Purchaser has delivered to Seller a promissory note ("Note") in the amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) in connection with its acquisition of the Property, a true and correct copy of which is attached hereto as Exhibit "1."

     WHEREAS, the monthly amount due Seller on the Note is Twenty One Thousand Seven Hundred Thirty Five and 34/100 Dollars ($21,735.34).

     NOW, THEREFORE, in consideration of the premises, and further consideration of the covenants set forth hereafter, it is hereby agreed mutually as follows:

I.   DESIGNATION AS ESCROW AGENT.

     Subject to the terms and conditions hereof, Purchaser and Seller hereby appoint Wilmington Trust Company as Escrow Agent and Wilmington Trust Company hereby accepts such appointment.

II.  DEPOSIT OF ESCROW FUNDS.

     (a) Upon execution of this Escrow Agreement, Purchaser shall deposit the sum of One Hundred Dollars ($100.00) into an account (the "Escrow Account") established with Escrow Agent. In addition to such initial deposit, Escrow Agent shall receive a monthly amount from Finova Realty Capital, Inc., a Delaware corporation ("FRC") for immediate deposit into the Escrow Account. At all times from and effect the date of this Agreement, Purchaser shall be the sole owner of the Escrow Account.

     (b) Escrow Agent will hold the initial deposit and all subsequent deposits from FRC in the Escrow Account, together with all investments thereof and all interest accumulated thereon and proceeds therefrom, in escrow upon the terms and conditions set forth in this Escrow Agreement and shall not disburse funds from the Escrow Account except as provided herein.

     (c) Unless otherwise directed by Purchaser, Escrow Agent shall invest the Escrow Account solely in securities issued or guaranteed by the United States or an agency thereof, or in securities of mutual funds the assets of which are invested in securities issued or guaranteed by the United States or an agency thereof, or in repurchase agreements involving securities issued or guaranteed by the United States or an agency thereof, or in certificates of deposit issued by banks.

III. DISBURSEMENT OF ESCROW ACCOUNT. Escrow Agent will make the following disbursements to Purchaser and Seller on the first day of each month.

     (a) To Seller, the sum of Twenty One Thousand Seven Hundred Thirty Five and 34/100 Dollars ($21,735.34).

     (b) To Purchaser, the amount remaining in the Escrow Account after the payment to Seller as set forth above; provided, however, that Escrow Agent may retain a sufficient amount in the Escrow Account in order to keep the account open.

IV.  AUTHORITY OF ESCROW AGENT AND LIMITATION OF LIABILITY.

     (a) In acting hereunder, Escrow Agent shall have only such duties as are specified herein and no implied duties shall be read into this Agreement, and Escrow Agent shall not be liable for any act done or omitted to be done, by it in the absence of its gross negligence or willful misconduct.

     (b) Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized so to do.

     (c) Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

     (d) Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

     (e) Seller shall pay to Escrow Agent compensation for its services hereunder to be determined from time to time by the application of the current rates than charged by Escrow Agent for accounts of similar size and character, with a minimum rate of Twenty Five Hundred Dollars ($2,500.00) per annum. Seller shall also pay to Escrow Agent an initial set up fee of Three Thousand Dollars ($3,000.00). In the event Escrow Agent renders any extraordinary services in connection with the escrow account at the request of the parties, Escrow Agent shall be entitled to additional compensation therefor. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations or Purchaser and Seller hereunder. The terms of this paragraph shall survive termination of this Agreement.

     (f) Purchaser and Seller hereby agree, jointly and severally, to indemnify Escrow Agent and hold it harmless from any and against all liabilities, loses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney's fees and expenses, which Escrow Agent may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by Escrow Agent's gross negligence or willful misconduct. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder. The terms of this paragraph shall survive termination of this Agreement.

     (g) In the event Escrow Agent receives conflicting instructions hereunder, Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of Escrow Agent. In addition, Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties, and the parties shall pay all costs, expenses and disbursements in connection therewith, including attorney's fees. For purposes of this Escrow Agreement, the parties hereto agree to submit to the jurisdiction of the courts of the State of Delaware.

     (h) Escrow Agent may resign as Escrow Agent, and, upon its resignation, shall thereupon be discharged from any and shall further duties and obligations under this Agreement by giving notice in writing of such resignation to Purchaser and Seller, which notice shall specify a date upon which such resignation shall take effect. Upon the resignation of Escrow Agent, Purchaser and Seller shall, within sixty (60) business days after receiving the foregoing notice from Escrow Agent, designate a substitute escrow agent (the "Substitute Escrow Agent"), which Substitute Escrow Agent shall, upon its designation and notice of such designation to Escrow Agent, succeed to all of the rights, duties and obligations of Escrow Agent hereunder.

IV.  NOTICES.

     Except as otherwise provided herein, any notices, instruction or instrument to be delivered hereunder shall be in writing and shall be sent by certified or registered mail, postage prepaid, return receipt requested, or sent by facsimile, nationally-recognized overnight courier addressed to the parties or delivered by hand to the addresses forth on the signature page hereof or at such other address specified in writing by the addressee. Notices shall be deemed communicated upon the earlier of receipt or seventy-two (72) hours from the time of mailing as provided in this Article IV, and on the business day or first business day following transmission if given by facsimile.

V.   AMENDMENT.

     This Escrow Agreement may not be amended, modified, supplemented or otherwise altered except by an instrument in writing signed by the parties hereto.

VI.  TERMINATION.

     This Agreement will terminate upon the disbursement of all funds in the Escrow Account, as provided above, by the Escrow Agent.

VII.  GOVERNING LAW.

     This is a Delaware contract and shall be governed by Delaware law in all respects.

VIII. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall consitute and be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be hereto subscribed by their respective authorized representatives as of the day and year first above written.

TVCA, LLC                                   WILMINGTON TRUST COMPANY,
as Purchaser                                Escrow Agent

By:                                         By:
   --------------------------------            ---------------------------
   C. Frederick Wehba II, President            Title:
   TVCA, INC./ Manager

Address:                                    Address:
1900 Avenue of the Stars, Suite 2840        Rodney Square North
Los Angeles, CA 90067                       1100 North Market Street
Fax No.: (310) 282-8585                     Wilmington, Delaware 19890
Tel No.: (310) 282-8000                     Fax No.: (302) 651 - 1576
Attention: C. Frederick Wehba II            Tel No.: (302) 651 - 1834
                                            Attention: W. Chris Sponenberg



TELEVIDEO, INC.
as Seller

By: /s/ K. Philip Hwang
   -----------------------------
   K. Philip Hwang, CEO

Address:
2345 Harris Way
San Jose, CA 95131
Fax No.: (408) 954-0622
Tel No.: (408) 954-8333


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                                      EXHIBIT "1"

                                   PROMISSORY NOTE

$2,750,000.00                                                December__, 1998


1. For value received, the undersigned, TVCA HOLDING LLC, a Delaware limited liability company ("Maker"), promises to pay to the order of TELEVIDEO, INC., a Delaware corporation ("Payee"), or order, at 2345 Harris Way, San Jose, CA 95131, or other address directed by Payee, the principal sum of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) with interest at the rate of seven and one-quarter percent (7.25%) per annum from the date hereof with monthly payments based on an amortization period of twenty
     (20) years. If not earlier paid in full, any unpaid principal and all accrued interest shall be due and payable on December 1, 2013.

2. Principal and accrued interest shall be payable in equal monthly installments of Twenty One Thousand Seven Hundred Thirty Five and 34/100 Dollars ($21,735.34) each on the first day of each month commencing on January 1, 1999. On December 1, 2013, the outstanding principal balance and any and all accrued interest then due and payable shall be paid in full to Payee by Maker.

3. Both principal and interest shall be payable to Payee, or at any other place hereafter designated in writing by the holder(s) and delivered to Maker. All sums shall be deemed paid upon receipt of same by the holder(s) hereof.

4. This Promissory Note is secured by that certain Pledge and Security Agreement ("Pledge Agreement") of even date herewith executed by all of the members of Maker and that certain Escrow Agreement ("Escrow Agreement") of even date herewith executed by Maker, Payee, and Wilmington Trust Company, a Delaware banking corporation.

5. Payments on this Promissory Note shall be applied first to payment of any late charges, second to payment of accrued interest and third to the outstanding principal.

6. Maker shall have the right to prepay all or any portion of the indebtedness evidenced by this Promissory Note at any time without premium or penalty.

7. Subject in all events to the provisions of Section 8 hereof, (i) if Maker fails to pay in full any monthly installment of principal and interest or any other sums required to be paid pursuant to this Promissory Note in the manner set forth in the Escrow Agreement, within ten (10) days after the due date, or (ii) if Maker defaults in the performance or observance of any covenant or condition contained in the Pledge Agreement and the Escrow Agreement and such default is not cured within thirty (30) days after receipt of written notice of such default, or (iii) if, pursuant to that certain lease ("Lease") dated as of December __, 1998 between TVCA, LLC, a Delaware limited liability company, as landlord, and Payee, as tenant, with respect to certain real property and improvements located in San Jose, CA, particularly described in the Lease ("Premises"), Payee is required to purchase the Premises from TVCA, LLC in accordance with the terms of the


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     Lease, then and in any of such events, the holder of this Promissory Note may, without further notice, immediately declare to be due and payable the entire outstanding indebtedness evidenced by this Promissory Note.

8. Notwithstanding any provisions of this Promissory Note to the contrary, the performance of Maker's obligations pursuant to this Promissory Note are conditioned upon Payee, as tenant under the Lease, timely tendering to TVCA, LLC all rent, charges and monetary obligations under the Lease ("Lease Payments") as and when the same become due and payable in accordance with the terms of the Lease. In the event that Payee is late in tendering any Lease Payment to TVCA, LLC, then the applicable due date for Maker's performance of any of Maker's obligations under this Promissory Note shall automatically be extended for the same period of time that Payee was delinquent in the payment of such Lease Payment. Further, in the event that the Lease is terminated pursuant to Section 10 of the Lease due to a default on the part of Payee as tenant thereunder, then, in such event, this Promissory Note shall be deemed to be immediately satisfied in full and Maker shall have no further obligation to Payee hereunder.

9.   This Promissory Note shall be binding Maker and its successors and assigns.

                                     TVCA HOLDING LLC,
                                     a Delaware limited liability company


                                     By:
                                        --------------------------------
                                        C. Frederick Wehba II, Manager



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